UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2019

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17 South Briar Hollow Lane, Suite 100, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 881-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AE	NYSE American LLC

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2019, Service Transport Company (“Service Transport”), a wholly owned subsidiary of Adams Resources & Energy, Inc. entered into an Asset Purchase Agreement (the “Purchase Agreement”), between Service Transport and EH Transport, Inc., EH Trucking, Inc., (collectively, referred to herein as “Sellers”) and Edis J. Hobson, the sole owner/shareholder of Sellers pursuant to which Service Transport will acquire certain of the assets of the Sellers used in the business, for approximately $6.2 million, subject to customary post-closing adjustments.

The transaction closed on May 3, 2019, with an effective date of May 6, 2019.

Pursuant to the Purchase Agreement, the purchase price is subject to customary post-closing adjustment provisions, including adjustments for any inventory defects. The Purchase Agreement contains customary representations and warranties of Service Transport and Sellers and indemnification provisions.

The summary of the Purchase Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Asset Purchase Agreement, dated as of April 10, 2019, between EH Transport, Inc. and EH Trucking, Inc. and Edis J. Hobson, as sellers, and Service Transport Company, as purchaser.
99.1	Press release of Adams Resources & Energy, Inc. issued May 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date:	May 6, 2019	By:	/s/ Tracy E. Ohmart
Tracy E. Ohmart
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

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